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                                                                    Exhibit 23.3

                                   CONSENT OF
                        MORGAN STANLEY & CO. INCORPORATED



                                                              September 12, 1997
Dime Bancorp, Inc.
589 Fifth Avenue
New York, NY 10017


Dear Sirs:

We hereby consent to the inclusion in the Registration Statement of Dime Bancorp, Inc. ("Dime") on Form S-4, relating to the proposed merger of North American Mortgage Company with and into a subsidiary of Dime, of our opinion letter appearing as Appendix B to the Prospectus and Proxy Statement which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       Very truly yours,


                                       MORGAN STANLEY & CO. INCORPORATED


                                       By:  /s/ Kirk R. Wilson
                                          ______________________________________
                                            Kirk R. Wilson
                                            Managing Director